Exhibit 3.2

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned certify that:

1. They are the Senior Vice President, Chief Financial Officer and the Vice President, Deputy General Counsel and Secretary, respectively, of Travis Jeans, Inc., a California corporation.

2. Article ONE of the Articles of Incorporation of this corporation is amended to read as follows:

“ONE: The name of this corporation is:

Juicy Couture, Inc.”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 1,000,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: April 15, 2003
FILED
In the office of the Secretary of State
/s/ Michael Scarpa	of the State of California
MICHAEL SCARPA
Senior Vice President, Chief Financial Officer	APR 17 2003

/s/ Kevin Shelley
/s/ Nicholas J. Rubino	KEVIN SHELLEY, Secretary of State
NICHOLAS J. RUBINO
Vice President, Deputy General Counsel and Secretary

CA BC D CERTIF OF AMENDMENT-AFTER ISSUE 1090-1

State of California Secretary of State

I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

DEC 17 2008

/s/ Debra Bowen
DEBRA BOWEN
Secretary of State

Sec/State Form CE 108 (REV 1/2007)	[ILLEGIBLE]

FILED
In the office of the Secretary of State
of the State of California [ILLEGIBLE]

May 21 1990

SAARCH TONG EU Secretary of State

ARTICLES OF INCORPORATION

OF

TRAVIS JEANS, INC.

ONE: The name of this corporation is:

Travis Jeans, Inc.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address in the State of California of the corporation’s initial agent for service of process is:

Patrick W. Dunn, CPA

c/o Nelson, Gustin, Brandlin & Cheatham

3500 South Figueroa Street

Suite 201

Los Angeles, California 90007

FOUR: This corporation is authorized to issue only one class of shares of stock, and the total number of shares it is authorized to issue is 1,000,000.

DATED: May 15, 1990

/s/ John P Poxon JR
JOHN P. POXON, JR.
Incorporator